AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”), made this 26th day of February, 2016, is by and between CUSTOMERS BANCORP, INC., a Pennsylvania corporation (the “Bank”), and Steven Issa (the “Executive”).
WHEREAS, the Bank and the Executive entered into an Employment Agreement dated as of March 1, 2014 (the “Agreement”); and
WHEREAS, the Bank and the Executive wish to amend the Agreement to eliminate the potential for the Bank to provide a tax gross-up payment to the Executive in the event of a transaction involving a change in control of the Bank.
NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the receipt and adequacy of which the parties acknowledge, the parties hereto, intending to be legally bound, hereby agree that the Agreement shall be amended by deleting Section 5.5(b)(iv) thereof effective immediately.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their authorized representatives as of the date set forth in the first paragraph of this Amendment.

ATTEST: /s/ Glenn A. Yeager Glenn A. Yeager Secretary	CUSTOMERS BANCORP, INC. /s/ Robert E. Wahlman Robert E. Wahlman For the Board of Directors

Witness: /s/ Paula Pais-Leach	/s/ Steven Issa
Paula Pais-Leach	Steven Issa

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